UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 3, 2008

AVANEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29175	94-3285348
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40919 Encyclopedia Circle

Fremont, California 94538

(Address of principal executive offices, including zip code)

(510) 897-4188

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 7, 2008, Avanex Corporation (the “Company”) issued a press release providing preliminary revenue results for the fourth fiscal quarter ended June 30, 2008. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Changes in Principal Officers and Directors of the Company

On July 7, 2008, the Company announced that Jo Major, Jr. had been terminated from his position as President and Chief Executive Officer of the Company. Such termination occurred on July 3, 2008, to be effective on July 7, 2008.

The Company also announced on July 7, 2008 that Dr. Major had resigned from the Company’s Board of Directors (the “Board”). Such resignation occurred on July 6, 2008.

The Company also announced on July 7, 2008 that Marla Sanchez had resigned from her position as Senior Vice President and Chief Financial Officer of the Company. Such resignation occurred on July 3, 2008, to be effective on July 7, 2008.

The Company also announced on July 7, 2008 that Giovanni Barbarossa, age 46, had been appointed as Interim Chief Executive Officer and the Company’s Principal Executive Officer. Such appointment occurred on July 4, 2008, to be effective on July 7, 2008. Dr. Barbarossa has served as the Company’s Senior Vice President and Chief Technology Officer since May 2002. Dr. Barbarossa led the Active Component Business Unit from August 2004 to June 2005 and served as Vice President of Product Development from May 2001 to August 2004. Prior to being promoted to Vice President of Product Development, Dr. Barbarossa was Director of Research and Development from February 2000 until May 2001. From 1999 to February 2000, Dr. Barbarossa served as Project Manager in the Optical Networking Division of Agilent Technologies. Dr. Barbarossa held various positions, including Team Leader in the Optical Application Specific Integrated Circuits Department and Member of Technical Staff of Bell Laboratories at Lucent Technologies, a developer and manufacturer of communications products, from 1995 through 1999. Dr. Barbarossa received his Ph.D. degree in Electronics Engineering from the University of Glasgow, U.K. and a B.S. degree in Electrical Engineering from the University of Bari, Italy.

The Company also announced on July 7, 2008 that Mr. Paul Smith, a current member of the Company’s Board, had been appointed as Non-Executive Chairman of the Board. Such appointment occurred on July 3, 2008.

The Company also announced on July 7, 2008 that the Board has begun a CEO and CFO search and that a subcommittee of the Board has been established to review potential candidates.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated as of July 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANEX CORPORATION

By:	/s/ GIOVANNI BARBAROSSA
Giovanni Barbarossa
Interim Chief Executive Officer

Date: July 8, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated as of July 7, 2008.

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